                                                                     EXHIBIT 4.2


    NUMBER           VOID AFTER 5:00 P.M., EASTERN TIME              WARRANT
-----------------                                              -----------------
                                      ON
W-                                      , 2001
-----------------                                              -----------------
                      REDEEMABLE WARRANT CERTIFICATE FOR
                      PURCHASE OF SHARES OF COMMON STOCK

                           U.S. ENERGY SYSTEMS, INC.


                                                               CUSIP 902951 11 0

        This certifies that FOR VALUE RECEIVED







or registered assigns ("Registered Holder"), is the owner of the number of warrants set forth above. Each Warrant (subject to adjustments as hereinafter referred to) entitles the Registered Holder to purchase at any time from
        , 1997 until 5:00 p.m. Eastern Time on        , 2001 one fully paid and
non-assessable share of common stock (the "Common Stock") of U.S.Energy Systems, Inc., a Delaware corporation (the "Company") (such shares of Common Stock being hereinafter referred to as "Shares" or a "Share"), upon payment of the warrant price (as hereinafter described), provided, however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned, the number of Shares purchasable upon the exercise of this Warrant may be increased or reduced and the warrant price may be adjusted. Subject to adjustment as aforesaid, the warrant price per Share (hereinafter called the "Warrant Price") shall be $4.00 per Share if exercised on or before 5:00 p.m. Eastern Time on
        , 2001. As provided in said Warrant Agreement, the Warrant Price is payable upon the exercise of the Warrant, either in cash or by certified check or bank draft to the order of the Company.

        Under certain conditions set forth in the Warrant Agreement, this Warrant may be called for redemption at the option of the Company, at any time after the Warrants become exercisable and prior to their expiration, at a redemption price of $0.01 per Warrant upon at least 30 days' written notice if the last sales price of the Common Stock has been at least one hundred fifty percent (150%) of the Warrant Price on each of the twenty (20) consecutive trading days during a period ending on the third business day prior to the date on which the notice of redemption is given.

        Upon the exercise of this Warrant, the form of election to purchase on the reverse hereof must be properly completed and executed. In the event that this Warrant is exercised in respect not less than all of such Shares, a new Warrant for the remaining number of Shares will be issued on such surrender.

        This Warrant is issued under and the rights represented hereby are subject to the terms and provisions contained in a Warrant Agreement dated as of
         ,1996, by and among the Company, American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent") and Gaines, Berland Inc., all the terms and provisions of which the Registered Holder of this Warrant, by acceptance hereof, assents. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the Registered Holders hereof, the rights and duties of the Warrant Agent and the
rights and obligations of the Company thereunder.   Copies of said Warrant
Agreement are on file at the office of the Warrant Agent.





        The Company shall not be obligated to deliver any Shares pursuant to the exercise of any Warrants unless a registration statement under the Securities Act of 1933 with respect to such Shares is effective. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

        The Company shall not be required upon the exercise of this Warrant to issue fractions of Shares, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

        This Warrant is transferable at the office of the Warrant Agent (or of its successor as Warrant Agent) by the Registered Holder hereof in person or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant and the payment of any transfer taxes. Upon any such transfer, a new Warrant or new Warrants of different denominations, of this tenor and representing in the aggregate the right to purchase a like number of Shares will be issued to the transferee in exchange for this Warrant.

        This Warrant, when surrendered at the office of the Warrant Agent (or its successor as Warrant Agent) by the Registered Holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares equal to the number of such Warrants.

        If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other securities purchasable upon the exercise of the Warrants are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon exercise until the date of the reopening of said transfer books.

        The holder of this Warrant shall not be entitled to any of the rights of a shareholder of the Company prior to the exercise hereof.

        This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

        WITNESS the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

                           U.S. ENERGY SYSTEMS, INC.
                             ELECTION TO PURCHASE
     To Be Executed by the Registered Holder in Order to Exercise Warrants

To:  U.S. ENERGY SYSTEMS, INC.
c/o: American Stock Transfer & Trust Company
     40 Wall Street
     New York, New York 10005

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant(s) for and to purchase them under, __________ ______________________ shares of Common Stock provided for therein and tenders herewith payment of the purchase price in full to the order of the Corporation and requests that certificates for such shares shall be issued in the name of

        PLEASE INSERT SOCIAL SECURITY
         OR OTHER IDENTIFYING NUMBER
-----------------------------------------


--------------------------------------------------------------------------------
                                        (Please Print or Typewrite)


and be delivered to
                    ------------------------------------------------------------
                                (Name)


at
  ------------------------------------------------------------------------------
        (Street Address)        (City)          (State)         (Zip Code)


and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below;

The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by Gaines, Borland Inc.

Date:                              Signature:
     ---------------------------             -----------------------------------
                                             Note: The above signature must
                                             correspond with the name as written
                                             upon the face of the Warrant or
                                             with the name of the assignee
                                             appearing in the assignment form
                                             below in every particular without
                                             alteration or enlargement or any
                                             change whatever.
Name:
     ---------------------------
     (Please Print or Typewrite)


Address:                           *Signature Guaranteed:
        ------------------------                         -----------------------
               (Street)

                                                         ----------------------
--------------------------------
 (City)    (State)   (Zip Code)
                                                         ----------------------
                                                         PLEASE INSERT SOCIAL
                                                           SECURITY OR OTHER
                                                          IDENTIFYING NUMBER







                                  ASSIGNMENT
                           _________________________

For value received, _________________________________________ hereby sell, assign and transfer unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


--------------------------------------------------------------------------------
Please Print or typewrite name and address including postal zip code of assignee


--------------------------------------------------------------------------------


                                                           (          ) Warrants
----------------------------------------------------------- ----------  --------



represented by the within Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint
                                                                       ---------


                                                                        attorney
------------------------------------------------------------------------
to transfer said Warrant on the books of the within named Corporation, with full power of substitution in the promises.


                                        Dated                           , 19
                                             --------------------------     ----



                                Signature:
                                          --------------------------------------
                                          Note: The above signature must
                                          correspond with the name as written
                                          upon the face of this Warrant in every
                                          particular without alteration or
                                          enlargement or any change whatever.





                             *Signature Guaranteed:
                                                   -----------------------------


*In case of assignment, or if the Common Stock issued upon exercise is to be registered in the name of a person other than the holder, the holder's signature must be guaranteed by a commercial bank, trust company or an NASD member firm.